UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 5, 2016

Marketo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35909	56-2558241
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Mariners Island Blvd., Suite 500
San Mateo, California 94404

(Address of principal executive offices, Zip code)

(650) 376-2300

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

As previously announced, on May 27, 2016, Marketo, Inc., a Delaware corporation (“Marketo” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Milestone Holdco, LLC, a Delaware limited liability company (“Parent”), and Milestone Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

On July 5, 2016, a purported stockholder class action lawsuit captioned Porwal v. Marketo, Inc. et al., Case No. 16CIV00265, was filed in Superior Court of the State of California, County of San Mateo against Marketo, its directors, Vista Equity Partners Fund VI, L.P., Parent, and Merger Sub.  The lawsuit alleges, generally, that Marketo’s directors breached their fiduciary duties to Marketo stockholders by seeking to sell Marketo through an allegedly defective process, for an unfair price, and on unfair terms, and that the other defendants aided and abetted those purported breaches. The lawsuit also alleges that defendants have failed to disclose all material facts concerning the proposed Merger to stockholders. The lawsuit seeks, among other things, equitable relief that would enjoin the consummation of the proposed Merger, damages, rescission of the proposed Merger to the extent it is consummated, and attorneys’ fees and costs. The Company believes that the plaintiff’s allegations lack merit and will vigorously contest them.

Additional Information and Where to Find It

Marketo has filed a definitive proxy statement of Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the proposed Merger. Beginning on June 29, 2016, Marketo mailed the definitive proxy statement and other relevant documents to Marketo stockholders as of the June 28, 2016 record date for a special meeting of stockholders of Marketo to be held on July 28, 2016, at Marketo’s headquarters, located at 901 Mariners Island Blvd., 1st Floor, San Mateo, CA 94404, at 2:30 p.m. Pacific time. The definitive proxy statement described above contains important information about the proposed merger and related matters.  STOCKHOLDERS OF MARKETO AND OTHER INTERESTED PERSONS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT MARKETO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MARKETO AND THE TRANSACTION.  Investors and stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by Marketo through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of these documents from Marketo by contacting Marketo’s Investor Relations at (650) 727-6845, by e-mail at ir@marketo.com, or by going to Marketo’s Investor Relations page on its website at investors.marketo.com and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The directors and executive officers of Marketo may be deemed to be participants in the solicitation of proxies from the stockholders of Marketo in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein is set forth in Marketo’s definitive proxy statement of Schedule 14A filed with the SEC on June 29, 2016.

Legal Notice Regarding Forward-Looking Statements

This letter contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding possible or assumed future results of operations of Marketo, the expected completion and timing of the Merger and other information relating to the Merger. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and other words or expressions of similar meaning or import are intended to identify forward-looking statements. You should, therefore, carefully read and consider statements that contain these words or expressions, as such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect Marketo’s business and the price of the common stock of Marketo, (ii) the failure to satisfy all of the conditions precedent to the consummation of the proposed Merger, including, but not limited to, the required consent of the stockholders of Marketo and the receipt of certain governmental or regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Marketo’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Marketo’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the Merger and (viii) such other risks and uncertainties as identified in Marketo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements.  Marketo assumes no obligation to update any forward-looking statement contained in this letter.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2016

MARKETO, INC.

By:	/s/ Margo M. Smith
Name:	Margo M. Smith
Title:	Senior Vice President & General Counsel

3